Exhibit 23.3

CONSENT OF QUALIFIED THIRD-PARTY FIRM

EXP U.S. SERVICES INC.

June 26, 2026

Re: Form S-3 to be filed by Lithium Americas Corp. (the “Company”)

I, Walter Mutler, P.Eng., on behalf of EXP U.S. Services Inc., consent to:

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the use of and reference to our company name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities Exchange Commission (the “SEC”)), in connection with the Company’s Registration Statement on Form S-3 filed with the SEC, and any amendments or supplements thereto (the “Form S-3”), the technical report titled “S-K 1300 Technical Report Summary on the Thacker Pass Project Humboldt County, Nevada, USA” dated December 31, 2024 (the “1300 Report”), and the technical report titled “NI 43-101 Technical Report on the Thacker Pass Project, Humboldt County, Nevada, USA” dated December 31, 2024 (the “43-101 Report” and, together with the 1300 Report, the “Technical Reports”); and

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the use of any extracts from, or summary of, the Technical Reports included or incorporated by reference in the Form S-3 and the use of any information derived, summarized, quoted or referenced from the Technical Reports, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form S-3.

We are responsible for authoring, and this consent pertains to, Sections 9.1.4 and 15.9 and corresponding sections of 1, 2, 9.4, 18.1.1, 18.2.1, 18.3.1, 22, 23, 24 and 25 of the 1300 Report, and Sections 12.1.4, and 12.8, 18.9, 21.1.1 and 21.2.1 and 21.3.1 and corresponding sections of 1, 25, 26 and 27 of the 43-101 Report. We certify that we have read the descriptions of the Technical Reports in the Form S-3 and the documents incorporated by reference therein and that they fairly and accurately represent the information in the Technical Reports for which we are responsible.

EXP U.S. Services Inc.

By:	/s/ Walter Mutler
Name:	Walter Mutler, P.Eng.
Title:	Senior Vice President, OG&C Group